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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of PRIMEDIA, Inc. on Forms S-4 our reports dated February 2, 2000 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to PRIMEDIA's change in 1998 in the method of accounting for internal use software costs to conform with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" of the American Institute of Certified Public Accountants), appearing in the Annual Report on Form 10-K of PRIMEDIA, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in such registration statement.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

New York, New York
January 29, 2001